UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20548


                                    FORM 8-K


                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 22, 2006


                          RIDGEWOOD ENERGY O FUND, LLC
             (Exact name of registrant as specified on its charter)


         Delaware                   000-51924               76-0774429
 (State of Incorporation)          (Commission             (IRS Employer
                                   File Number)              ID Number)


                   Registrant's address and telephone number:
                  1314 King Street, Wilmington, Delaware 19801
                                 (302) 888-7444


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2b)

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 2.06.  Material Impairments

     On May 22, 2006, Ridgewood Energy O Fund, LLC (the "Fund") was informed by its operator Devon Energy Production Company LP ("Devon") that the exploratory well being drilled by Devon in the Eugene Island 334 ("EI 334") lease block did not have commercially productive quantities of either natural gas or oil and has therefore been deemed an unsuccessful well or dry-hole. The Fund owns a 33% working interest in EI 334.

     As a result of the dry-hole, the Fund concluded that a material charge for impairment of its working interest in the EI 334 lease block was required. In addition, the EI 334 well will be abandoned. The abandonment and impairment resulted in a charge of approximately $2.8 million in the first quarter of 2006, with total estimated dry-hole costs approximating $8.4 million. The impairment is not expected to result in or require any further significant cash expenditures.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.


                           RIDGEWOOD ENERGY O FUND, LLC


Date: August 11, 2006      By: /s/ Kathleen P. McSherry
                               -----------------------------------------
                               Kathleen P. McSherry
                               Senior Vice President and Chief Financial Officer



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